UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

☐ Definitive Information Statement

CHINA SKY ONE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

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CHINA SKY ONE MEDICAL, INC.
ROOM 1706, NO. 30 DI WANG BUILDING,
GAN SHUI ROAD,
NANDANG DISTRICT, HARBIN, PEOPLE’S REPUBLIC OF CHINA 150001
Telephone: 86-451-53994073

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This information statement (the AInformation Statement@) is being furnished to stockholders of China Sky One Medical, Inc., a Nevada corporation (the ACompany@) connection with the approval by our Board of Directors and holders of a majority of our common stock to do the following:

1.
Amend the Company=s Articles of Incorporation to increase the number of authorized shares of common stock from twenty million (20,000,000) shares to fifty million (50,000,000) shares (the “Amendment”).

Stockholders of record at the close of business on September 30, 2008 (the “Record Date”) are entitled to notice of this stockholder action by written consent. Stockholders representing a majority of our issued and outstanding shares of common stock have consented in writing to the action to be taken. Accordingly, your approval is not required and is not being sought and you will not have dissenters' rights.

Please read this notice carefully. It describes the change in the Company’s capitalization and contains certain related information. Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the ACommission@). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission=s EDGAR archives at http://www.sec.gov/index.htm.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the change in the Company’s capital structure cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company's stockholders. We anticipate that the Amendment will become effective on or after November 1, 2008.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS= MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors

/s/ Yan-qing Liu
Yan-qing Liu
Chairman, Chief Executive Officer and President

PRELIMINARY INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES AND EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
____________________

This Information Statement is being mailed to inform the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.001 (the “Common Stock”), of China Sky One Medical, Inc., a Nevada corporation (the “Company”). The purpose of this Information Statement is to provide notice that a majority of the Company's stockholders have, by written consent in lieu of a meeting, approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from twenty million (20,000,000) shares to fifty million (50,000,000) shares.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a the Board of Directors of the Company (the “Board”) and a majority of the Company's stockholders have already approved of the Amendment by written consent, the Company is not seeking approval for the Amendment or related capitalization change from any of the Company's remaining stockholders, and the Company's remaining stockholders will not be given an opportunity to vote on the Amendment. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company's stockholders of the Amendment increasing the number of our authorized shares of common stock as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXPECTED DATE FOR EFFECTING THE CAPITALIZATION CHANGE

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Amendment cannot be effected until 20 days after the date that a Definitive Information Statement is sent to the Company's stockholders. This Information Statement is being mailed on or about October 12, 2008 (the “Mailing Date”) to the stockholders of the Company as of the close of business on September 30, 2008 (the “Record Date”). The Company expects to effect the filing of the Amendment with the Nevada Secretary of State approximately 20 days after the Mailing Date. The effective date of the Amendment therefore, is expected to be on or after November 1, 2008.

PURPOSE AND EFFECT OF CAPITALIZATION CHANGE
    Currently, 15,884,939 shares of common stock are outstanding with over an additional approximately 2,939,422 shares issuable upon exercise of outstanding warrants and or issuable under our option plan. Our Articles of Incorporation authorize only 20,000,000 shares of common stock, leaving a small margin of additional shares available for future issuances. The principal purpose of the Amendment increasing our authorized common stock is to make available additional shares of our capital stock if our Board determines that it is necessary or appropriate to permit future stock dividends or stock splits or to issue additional shares to raise capital through the sale of securities, to acquire one or more other companies or their  businesses or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers, or directors or to pursue other matters. The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

 To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our common stock have no preemptive rights.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

We currently have no plans to issue the additional authorized shares other than shares underlying existing options or warrants or that may be issued under a make whole provision of our private equity financing in January 2008. In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions. Finally, the Company may issue additional shares from time to time to its consultants or employees as compensation for services performed for the Company.

The increase in the number of authorized shares and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The relative rights and limitations of the shares of common stock will remain unchanged under the Amendment.

The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized.

We will accomplish the increase in our authorized common stock by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State on or about November 1, 2008. The form of the Certificate of Amendment to our Articles of Incorporation is attached hereto as Appendix A.

RIGHTS ASSOCIATED WITH SECURITIES

There will be no changes to any of the rights or priveledges associated with our common stock. The following summarizes the rights of holders of our common stock before and after the filing of the Amendment relating to the capitalization change:
•	Each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;
•	There are no cumulative voting rights;
•
The holders of our common stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any, subject to any dividend rights of the preferred stock, if any;

•
Upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction  of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

•	The holders of common stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Preferred Stock

The board may issue from time to time, one or more classes of preferred stock, in one or more series, each with liquidation preferences, voting rights, anti-dilution protections, pre-emptive rights or other rights, benefits or privileges that are superior, equal or inferior to the rights, preferences and privileges of the holders of common stock and, that could have the effect or preventing or delaying a change of control, or that would dilute the benefits and rights given to common stock holders in the event of a change of control or in the event of a liquidation.  In addition, preferred stock holders may be given rights to veto or approve certain matters without consent of other stockholders or to appoint one or more directors and to approve or disapprove of certain contracts. Currently, the Board has not designated any shares or series of preferred stock and has no present intentions to designate or issue such shares.

Dissenter’s Rights

Pursuant to the NRS, stockholders of our common stock are not  entitled  to dissenters' rights of appraisal with respect to the increase of our authorized common stock from 20,000,000 shares to 50,000,000 shares and filing of the Amendment.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

ACTION TAKEN BY WRITTEN CONSENT

The Company's board of directors (the “Board”) adopted resolutions approving and authorizing the Amendment by unanimous written consent in lieu of a meeting and selected and fixed September 30, 2008 as the Record Date for determining the stockholders entitled to give written consent and/or to receive this Information Statement. Effective as of September 30, 2008, a majority of the stockholders of the Company took action by written consent and approved an amendment to the Company’s Articles of Incorporation with respect to the Capitalization Change.

As of the Record Date, the Company has authorized capital stock of 25,000,000 shares, of which 20,000,000 are shares of common stock and 5,000,000 are shares of preferred stock with 15,468,884 of common stock and no shares of preferred stock outstanding on such date.

    The following 6 shareholders, holding an aggregate of 8,158,251 shares constituting approximately 51.35% of our 15,884,939 shares outstanding authorized voting stock, voted in favor of the Amendment:

Name	Number of Shares
Liu Yan-qing	4,665,493
Han Xiao-yan	1,406,717
Zhang Yun Fang (Chairman’s spouse)	526.170
Liu Meng Shi (Chairman’s daughter)	507,531
Meng Xiu Hua	526,170
Wang Liang Bo	526,170
TOTAL	8,158,251

Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”), the approval of a majority of the Company's voting power is required in order to effectuate the Amendment. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of the Company's stockholders to approve the Amendment and related capitalization change by providing that, unless the Company's Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company's voting power in favor of such action. Neither the Articles of Incorporation or the Bylaws of the Company state otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of common stock of the Company by (i) each person who, to the Company’s knowledge, owns more than 5% of its Common Stock, (ii) each of the Company’s named executive officers and directors, and (iii) all of the Company’s named executive officers and directors as a group. Shares of the Company’s Common Stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of the date hereof, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of the date hereof, the Company has 15,884,939 shares of Common Stock issued and outstanding.

	Common Stock Beneficially Owned
Name, Title and Address(1)	Number(2)	Percent
5% Stockholders:

Pope Investments II LLC(3) 5100 Poplar Avenue, Suite 805 Memphis, TN 38137	1,391,000	8.7%

Named Executive Officers and Directors:

Liu Yan Qing(4) Chief Executive Officer, President and Chairman of the Board of Directors	5,208,663	33.6%

Han Xiao Yan(5) Vice Chairman of the Board of Directors	1,418,717	9.1%

Zhang Yu Kun(6) Interim Chief Financial Officer	27,191	*

Song Chun Fang Director	1,088	*

Jiang Qi Feng Director	1,088	*

Zhao Jie Director	1,088	*

Qian Xu Feng Director	1,088	*

All Named Executive Officers and Directors as a Group (7 persons)(7)	6,658,923	43.0%

*Less than 1%
(1) Unless otherwise indicated, each person named in the table has sole voting and investment power and that person’s address is c/o the Company, at Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nangang District, Harbin, People’s Republic of China 150001.

(2) All shares are held of record and beneficially.

(3) Includes 321,000 shares underlying currently exercisable warrants held by Pope Investments II LLC. William D. Wells is the Managing Member of Pope Investments II LLC and has sole voting and investment power over the shares owned by such entity. Mr. Wells disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4) Includes (i) 17,000 shares underlying currently exercisable stock options held by Mr. Liu, and (ii) 526,170 shares registered in the name of Mr. Liu’s spouse. 3,000,000 of Mr. Liu’s shares are held in escrow in connection with a Make Good Agreement entered into with investors in a private offering the Company closed in January 2008, pursuant to which such shares may be distributed to such investors if the Company does not attain $1.63 earnings per share for the fiscal year ending in December 31, 2008, based on fully diluted shares outstanding at the time of the offering (16,907,696) excluding warrants issued in such offering.

(5) Includes 12,000 shares underlying currently exercisable stock options held by Ms. Han.

(6) Includes 5,000 shares underlying currently exercisable stock options held by Mr. Zhang.

(7) Includes (i) 17,000 shares underlying currently exercisable stock options held by Mr. Liu, (ii) 12,000 shares underlying currently exercisable stock options held by Ms. Han, and (iii) 5,000 shares underlying currently exercisable stock options held by Mr. Zhang.

The Amendment would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock.  However, because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter's rights in connection with the proposed Amendment to our Articles of Incorporation to effectuate the capitalization change.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation, which is not shared by all other stockholders. No such person (or any other person) has advised the Company of its intent to object to the Amendment and the Company does not believe that the Amendment will adversely affect any such party or stockholder.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

The Commission has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process, which is commonly referred to as “householding,” provides potentially extra convenience for stockholders, is environmental friendly, and represents cost savings for companies.

For this Information Statement, a number of brokers with account holders who are the Company’s stockholders will be “householding” this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the effected stockholders. Once you have received notice from your broker or from the Company that either of them will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in “householding” and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request “householding” by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather then through a brokerage account, you should direct your written request directly to the Corporate Secretary, China Sky One Medical, Inc., Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nandang District, Harbin, People’s Republic of China 150001.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Dated: October __, 2008

By Consent of the Board of Directors

/s/ Yan-qing Liu
Yan-qing Liu
Chairman, Chief Executive Officer and President

Appendix A

Amendment to Articles of Incorporation

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Sky One Medical, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The initial paragraph only of Article IV of the Restated Articles of Incorporation is amended and restated to be and read as follows:

"The number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $.001 per share (hereinafter the "Common Stock"). The Common Stock shall be nonassessable and shall not have cumulative voting rights."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 8,158,251

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08